UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 26, 2007
(November 16, 2007)

PLX TECHNOLOGY, INC.
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(Exact Name of Registrant as Specified in its Charter)

DELAWARE
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(State or Other Jurisdiction of Incorporation)

    000-25699                                    94-3008334
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           (Commission File Number)                      (I.R.S. Employer Identification No.)

870 W. Maude Avenue, Sunnyvale, California 94085
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(Address of Principal Executive Offices) (Zip Code)

(408) 774-9060
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(Registrant's telephone number, including area code)

Not Applicable
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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 16, 2007, the Board of Directors (the "Board") of PLX Technology, Inc, (the "Company") approved amendments to Sections 6.1 and 6.3 of the Amended and Restated Bylaws of the Company to permit the Board to provide for the issuance and transfer of uncertificated shares of the Company's stock.   These amendments have been adopted in response to the NASDAQ requirement that companies be eligible by January 1, 2008, to participate in a direct registration system.  The direct registration system allows shareholders to own and transact shares in electronic (book-entry) form without the issuance of physical certificates.

The Board approved amended and restating the Bylaws to include the revised Sections 6.1 and 6.3.  A copy of the Company's Amended and Restated Bylaws, with the amended Sections 6.1 and 6.3, is attached as exhibit 3.1 and the above description is qualified in its entirety by reference to the full text of Sections 6.1 and 6.3 of the Amended and Restated Bylaws.

(c) Exhibits.

The following exhibit is being filed with this Current Report on Form 8-K:

Exhibit Number       Description
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      3.1                       Amended and Restated Bylaws of PLX Technology, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        PLX TECHNOLOGY, INC.
  (the Registrant)

          By:    /s/ ARTHUR WHIPPLE
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               Arthur Whipple
                  Chief Financial Officer

Dated:  November 26, 2007